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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                                JULY 10, 1998
               Date of Report (Date of earliest event reported)


                              SAFECO CORPORATION
              (Exact name of registrant as specified in Charter)



 WASHINGTON                   1-6563                  91-0742146
 (State or other            (Commission              (IRS Employer
 jurisdiction of            File Number)           Identification No.)
 incorporation)


     SAFECO Plaza, Seattle, Washington                  98185
    (Address of principal executive offices)          (Zip Code)


                                (206) 545-5000
             (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

                       STORM LOSSES TO AFFECT EARNINGS

     SEATTLE--(July 10, 1998)--SAFECO Corporation (NASDAQ:SAFC) announced today that as a result of claims from unusual weather patterns, it expects second quarter operating earnings to be between $0.35 and $0.40 per share.

     The company anticipates an underwriting loss of approximately $60 million for the second quarter as a result of $80 million in claims from catastrophe losses. These claims were caused by numerous storms throughout the country, particularly in the month of June, coupled with weather events earlier in the quarter.

     SAFECO had previously announced on May 5 that it expected approximately $25 million in claims from adverse weather that hit the southern United States in April. "June claims, which were significant, were widely scattered and not the result of any one or two events," said Chairman and CEO Roger Eigsti.

     Catastrophe losses are estimated to be 7.5 percent of premiums for the quarter, compared with 2.5 percent during the first quarter, and 2 percent during the second quarter of 1997.

     SAFECO will release its second quarter earnings on July 27, 1998.

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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SAFECO CORPORATION


Dated: July 10, 1998                 By: /s/ H. Paul Lowber
                                         ------------------------------
                                         H. Paul Lowber
                                         Vice President, Controller and
                                         Chief Accounting Officer